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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 18, 1996, which appears on page 29 of the 1995 Annual Report to Shareholders of Gadzooks, Inc., which is incorporated by reference in Gadzooks, Inc.'s Annual Report on Form 10-K for the year ended January 27, 1996.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Dallas, Texas
September 12, 1996